UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2005

COPANO ENERGY, L.L.C.

(Exact name of registrant as specified in its charter)

Delaware	001-32329	51-0411678
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2727 Allen Parkway, Suite 1200 Houston, Texas		77019
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including Area Code: (713) 621-9547

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On November 21, 2005, after a review of current salary levels and certain other compensation data, the Compensation Committee (the “Committee”) of the Board of Directors of Copano Energy, L.L.C. (the “Company”) approved salary increases to the levels set forth below for the following named executive officers:

Name	New Salary

R. Bruce Northcutt – President and Chief Operating Officer	$244,000
Ron W. Bopp – Senior Vice President, Corporate Development	$224,000
Matthew J. Assiff – Senior Vice President and Chief Financial Officer	$200,000
Douglas L. Lawing – Vice President, General Counsel and Secretary	$184,000
Lari Paradee – Vice President and Controller	$155,000

The Company has included compensation information for Mr. Bopp because disclosure would have been required for such executive officer but for the fact that he was not serving as an executive officer of the Company at December 31, 2004.  The approved salary increases are effective January 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPANO ENERGY, L.L.C.

Date: November 28, 2005	By:	/s/ John R. Eckel, Jr.
Name: John R. Eckel, Jr.
Title: Chairman of the Board and Chief Executive Officer